UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2015

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)    (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On September 15, 2015, Select Comfort Corporation, a Minnesota corporation (“Select Comfort”), completed its previously announced acquisition of BAM Labs, Inc., a Delaware corporation (“BAM Labs”). Pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 9, 2015, among Select Comfort, BAM Labs, SCC Subsidiary Corp., a Delaware corporation and wholly-owned subsidiary of Select Comfort (“Merger Sub”), and Shareholder Representative Services LLC, solely in its capacity as representative of BAM Labs’ equity holders, Merger Sub merged with and into BAM Labs, with BAM Labs continuing as the surviving entity and a wholly-owned subsidiary of Select Comfort (the “Merger”). Following the Merger, BAM Labs will operate as an independent business unit called SleepIQ® LABS.
Select Comfort owned approximately 18% of the outstanding shares of capital stock of BAM Labs prior to the Merger. Pursuant to the Merger Agreement, Select Comfort acquired the remaining outstanding shares of capital stock of BAM Labs for approximately $58 million in cash (the “Purchase Price”). A portion of the Purchase Price was deposited with an escrow agent to fund payment obligations with respect to post-closing indemnification obligations of BAM Labs’ former equity holders. Select Comfort did not assume any debt of BAM Labs in connection with the Merger.
The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which Select Comfort will file as an exhibit to its next Quarterly Report on Form 10-Q. The Merger Agreement and related description are intended to provide you with information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Select Comfort in its reports filed with the United States Securities and Exchange Commission. In particular, the Merger Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Select Comfort. The assertions embodied in the representations and warranties made by BAM Labs in the Merger Agreement are qualified by information contained in confidential disclosure schedules that BAM Labs has delivered to Select Comfort in connection with the signing of the Merger Agreement and these assertions and qualifications are made for purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable under the securities laws. Shareholders of Select Comfort are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Select Comfort, BAM Labs or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION

Dated: September 16, 2015	By: /s/ Mark A. Kimball
Name: Mark A. Kimball Title: Senior Vice President

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